Exhibit 3.5

CERTIFICATE OF FORMATION

OF

AMGP GP LLC

This Certificate of Formation of AMGP GP LLC (the “Company”), dated April 18, 2017, has been duly executed, and is filed pursuant to Section 18-201 of Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

FIRST:	The name of the Company is: AMGP GP LLC

SECOND:	The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD:	The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Alvyn A. Schopp
Alvyn A. Schopp
Authorized Person

[Signature Page to Certificate of Formation of AMGP GP LLC]